Exhibit 5.1

                              STRYKER, TAMS & DILL
                               TWO PENN PLAZA EAST
                               NEWARK, N.J. 07105
                                 (201) 491-9500





                                                              May 1, 1996




National Fuel Gas Company
10 Lafayette Square
Buffalo, New York 14203

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed on or about the date hereof with the Securities and Exchange Commission by National Fuel Gas Company ("Company") under the Securities Act of 1933, as amended ("Act"), pursuant to which the Company intends to register 1,000,000 shares of its common stock, one dollar ($1.00) par value ("Stock"), for offer and sale in connection with its Tax-Deferred Savings Plan ("Plan"), we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

         2. All action necessary to make the authorized but unissued Stock legally issued, fully paid and non-assessable will have been taken when:

                  a. The Company shall have received an order approving its Application-Declaration on Form U-1 pursuant to the Public Utility Holding Company Act of 1935, as amended, relating to the authorized but unissued Stock, and such order shall have become and remain effective;

                  b. A meeting or meetings of your Board of Directors and/or a duly appointed and authorized committee thereof shall have taken all actions as may be necessary to consummate the authorization of the proposed issuance and sale of the Stock, including fixing or otherwise determining the consideration to be received therefor; and

                  c. The Stock shall have been issued and delivered for the consideration contemplated in the Registration Statement and certificates therefor shall have been duly executed, countersigned, registered and delivered.

         We hereby consent to the use of this opinion as an exhibit to your Registration Statement and to the use of our name therein.

                                                       Very truly yours,


                                                       /s/Stryker, Tams & Dill

                                                       STRYKER, TAMS & DILL